Exhibit 24

                                POWER OF ATTORNEY


Know all by these presents, that the undersigned hereby constitutes and appoints each of the Senior Vice President and General Counsel, Vice President and Deputy General Counsel, Senior Corporate and Securities Paralegal and Corporate Paralegal of Midway Games Inc., individually, as the undersigned's true and lawful attorney-in-fact to:

         (1) execute, each individually, for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Midway Games Inc., a Delaware corporation (the "Company"), the undersigned's Forms 4 in accordance with
                  Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder, with the United States Securities and Exchange Commission (the "SEC");
         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 4 and timely file such form with the SEC and any stock exchange or similar authority; and
         (3) take any other action of any type whatsoever in connection with the forgoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned acknowledges that the foregoing attorneys-in-fact, in each serving in such capacity at the request of the undersigned, are not individually assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of June, 2006.



                             /s/ Joseph A. Califano, Jr.
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                                    Signature

                             Joseph A. Califano, Jr.
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                                   Print Name